Exhibit 32

Certification of Principal Executive Officers

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, in their capacities as Chief Executive Officer and Chief Financial Officer of Perma-Pipe International Holdings, Inc. (the “Registrant") certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended April 30, 2024 of the Registrant, (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David J. Mansfield

David J. Mansfield

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Matthew E. Lewicki

Matthew E. Lewicki

Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

June 13, 2024

A signed original of this written statement required by Section 906 has been provided by Perma-Pipe International Holdings, Inc. and will be retained by Perma-Pipe International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.